DST SYSTEMS, INC. ANNOUNCES
FOURTH QUARTER 2015 FINANCIAL RESULTS

Board Declares 10% Increase in Quarterly Cash Dividend to $0.33 Per Share

KANSAS CITY, MO - January 28, 2016 – DST Systems, Inc. (NYSE: DST) reported consolidated net income attributable to DST (“DST Earnings”) of $67.8 million ($1.94 per diluted share) for the fourth quarter 2015 compared to $255.1 million ($6.65 per diluted share) for the fourth quarter 2014. DST Earnings for the year ended December 31, 2015 were $358.2 million ($9.83 per diluted share) compared to $593.3 million ($14.66 per diluted share) for the year ended December 31, 2014.

Taking into account certain non-GAAP adjustments, DST Earnings were $58.4 million ($1.67 per diluted share) for fourth quarter 2015 compared to $66.4 million ($1.73 per diluted share) for fourth quarter 2014, and $216.3 million ($5.94 per diluted share) for the year ended December 31, 2015 compared to $224.6 million ($5.55 per diluted share) for the year ended December 31, 2014.

“We are pleased with our 2015 operating results and believe a number of the significant client wins and renewals executed during the year position us well as we head into 2016,” said Steve Hooley, Chairman, CEO and President of DST. “Notwithstanding the progress we are making across our business segments, early market indicators are showing a low growth environment for 2016 as continued global headwinds, market volatility and the impact of foreign exchange remain significant challenges.  This operating environment, combined with the ongoing expense of security, regulatory compliance and other essential infrastructure enhancements, will pressure our performance. We remain confident in the ability of our team to execute, achieve increased benefits from our recent acquisitions, contain costs and develop innovative new service offerings for our clients to drive results and create additional shareholder value.”

Consolidated Financial Highlights

Operating Results

Fourth quarter 2015 diluted earnings per share, after non-GAAP adjustments, was $1.67, a decrease of $0.06 or 3.5% from fourth quarter 2014. Significant items impacting the quarterly results include the following:

•
Consolidated operating revenues (excluding out-of-pocket reimbursements) decreased $2.4 million or 0.5% to $514.3 million as compared to fourth quarter 2014, primarily due to the sale of DST Global Solutions Ltd. (“Global Solutions”) on November 30, 2014 and $7.9 million of negative foreign currency movements. Excluding Global Solutions fourth quarter 2014 operating revenues and foreign currency impacts, consolidated operating revenues increased $17.2 million or 3.4% in fourth quarter 2015 as compared to 2014 due to increased revenues associated with the acquisitions of kasina LLC, Red Rocks Capital LLC, and Wealth Management Systems, Inc. during 2015 (the “2015 Acquisitions”) as well as organic and new client growth.

•
Consolidated income from operations decreased $7.9 million or 8.4% to $85.6 million as compared to fourth quarter 2014. The sale of Global Solutions resulted in a decline in income from operations of $3.6 million as compared to prior year results. The remaining decline in operating income is principally from increased costs incurred to expand the Company’s service offerings, including costs incurred for acquired intangible assets and performance-related contingent consideration from the 2015 Acquisitions, as well as increased costs to enhance our infrastructure and service new clients.

•
Equity in earnings of unconsolidated affiliates decreased $3.9 million to $6.3 million, as compared to fourth quarter 2014, primarily from lower earnings from IFDS partially offset by higher BFDS earnings.

•	Weighted average diluted shares outstanding for fourth quarter 2015 were 35.0 million, a decrease of 3.4 million shares or 8.9% from fourth quarter 2014, primarily as a result of share repurchases.

Monetization, Share Repurchase and Dividend Activity

•
DST received $50.0 million of pretax cash proceeds from the monetization of investment assets during fourth quarter 2015, consisting of $30.4 million from the sale of marketable securities, $18.6 million from private equity investment distributions and $1.0 million from the sale of real estate assets.

•
During fourth quarter 2015, the Company completed the sale and leaseback of its four North American Customer Communications’ production facilities for pretax proceeds totaling approximately $129.0 million. A pretax gain of approximately $39.9 million on the sale transactions will be deferred and amortized on a straight-line basis over the future lease terms.

•
During the fourth quarter 2015, the Company spent $75.0 million to repurchase approximately 650,000 shares of DST common stock. At December 31, 2015, DST had $150.0 million remaining under the existing share repurchase plan.

•
On January 27, 2016, the Board of Directors of DST declared a quarterly cash dividend of $0.33 per share on its common stock, an increase of $0.03 per share or 10.0% as compared to the prior quarterly dividends paid during 2015. The dividend is payable on March 15, 2016, to shareholders of record at close of business on March 2, 2016.

Recent Business Transactions

•
On December 23, 2015, DST entered into a definitive agreement to acquire Kaufman Rossin Fund Services LLC, an independent, full-service provider of specialized hedge fund administration services to the global financial community, for $95.0 million, subject to certain adjustments. We anticipate, subject to regulatory approval, that the transaction will close during first quarter of 2016.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services segment (excluding out-of-pocket reimbursements) of $281.8 million for fourth quarter 2015 were flat compared to fourth quarter 2014. Global Solutions contributed $11.7 million of operating revenue in fourth quarter 2014. Excluding Global Solutions 2014 results and the negative foreign currency impacts of $4.1 million during 2015, Financial Services operating revenues increased by $15.8 million or 5.8% in fourth quarter 2015 as compared to 2014, primarily driven from increased professional services revenues associated with our Bluedoor wealth management platform as well as organic and new client growth within our Brokerage Solutions business. In addition, the 2015 Acquisitions contributed $5.5 million of operating revenues during fourth quarter 2015. Software license revenues (excluding Global Solutions) of $8.7 million in fourth quarter 2015 were $0.8 million higher as compared to fourth quarter 2014. These operating revenue increases were partly offset by a decline in mutual fund registered shareowner account processing revenue due to lower registered accounts, primarily as a result of subaccounting conversions. Market volatility is also having a negative impact on our ALPS business.

Financial Services segment income from operations decreased $7.0 million or 12.0% during fourth quarter 2015 to $51.3 million as compared to fourth quarter 2014. Global Solutions contributed income from operations of $3.6 million in fourth quarter 2014. Excluding Global Solutions, income from operations decreased $3.4 million or 6.2% as compared to fourth quarter 2014. The decrease in income from operations resulted primarily from the impact of the 2015 Acquisitions which have resulted in approximately $3.2 million of incremental expenses related to amortization associated with acquired intangibles and performance-related contingent consideration in the fourth quarter. Additionally, costs increased to enhance our security, regulatory compliance and network infrastructure utilized across all of our operating segments. The decreases in operating income were partially offset by reduced costs achieved as a result of the restructuring activities undertaken in late 2014. Financial Services operating margin for fourth quarter 2015 was 18.2% as compared to 20.7% in 2014.

Registered shareowner accounts processed at December 31, 2015 were 65.4 million, a decrease of 1.1 million accounts from September 30, 2015 and a decrease of 3.4 million accounts from December 31, 2014. For the year ended December 31, 2015, 2.9 million registered accounts have converted to subaccounts, of which 1.8 million converted to DST’s subaccounting platform. Subaccounts processed at December 31, 2015 were 31.3 million, an increase of 1.0 million accounts from September 30, 2015 and an increase of 2.7 million accounts from December 31, 2014.

In December 2015, we entered into a ten year contract with a new client to provide both subaccounting and mutual fund servicing solutions. Based on current volumes, the client is expected to convert approximately 10.0 million subaccounts onto our platform by the end of 2016 and approximately 2.3 million registered accounts onto our platform by the end of 2017. Implementation efforts will result in increased costs as we convert the client onto our platforms over the course of 2016 and 2017.

Healthcare Services Segment

Healthcare Services segment operating revenues (excluding out-of-pocket reimbursements) decreased $3.4 million or 3.3% during fourth quarter 2015 to $98.4 million, as compared to fourth quarter 2014, primarily due to lower pharmacy claims processing revenues resulting from a previously announced partial client deconversion on January 1, 2015, which were partially offset by organic growth at existing clients. Also impacting the change in operating revenues were increased medical claims transaction volumes due to organic growth as well as higher business process outsourcing revenues which were partially offset by $2.5 million in lower software license revenues.

Healthcare Services segment income from operations decreased $7.2 million or 31.3% during fourth quarter 2015 to $15.8 million, primarily due to decreased operating revenues from pharmacy claims processing and lower software license revenue. Additionally, operating income was impacted by increased staffing costs incurred to service growth in our business process outsourcing services as well as costs incurred to implement a number of new clients that are expected to transition onto our medical claims platform during 2016. Operating margin for fourth quarter 2015 was 16.1% as compared to 22.6% in the fourth quarter 2014.

Customer Communications Segment

Customer Communications segment operating revenues (excluding out-of-pocket reimbursements) were $158.8 million in fourth quarter 2015, an increase of $4.1 million from fourth quarter 2014. Excluding the effect of $3.8 million of unfavorable foreign currency movements, Customer Communications segment operating revenues increased by $7.9 million or 5.1%. North America operating revenues increased $5.5 million or 5.2% to $111.5 million in fourth quarter 2015 primarily from incremental volumes due to the conversion of previously announced new clients and higher professional services revenues, partially offset by a decline in volumes from certain existing customers and unfavorable foreign currency exchange rate movements of $1.8 million related to our Canadian operations. U.K. operating revenues decreased $1.4 million or 2.9% to $47.3 million in fourth quarter 2015, primarily from $2.0 million of unfavorable foreign currency exchange rate movements, partially offset by growth from new and existing clients.

Customer Communications segment income from operations increased $5.7 million during fourth quarter 2015 to $18.4 million. North America operating income increased $5.4 million to $16.4 million as compared to 2014 and U.K. operating income increased $0.3 million to $2.0 million. Higher operating revenues combined with cost savings achieved from the 2014 closure of certain facilities in North America contributed to the growth in North America operating income. The increase in U.K. operating income is the result of higher operating revenues from new and existing clients. Customer Communications segment operating margin for fourth quarter 2015 was 11.6% as compared to 8.2% in 2014. North America operating margin was 14.7% in fourth quarter 2015 as compared to 10.4% in fourth quarter 2014, while the U.K. operating margin was 4.2% in fourth quarter 2015 as compared to 3.5% in fourth quarter 2014.

Investments and Other Segment

Investments and Other segment operating revenues for fourth quarter 2015 increased $0.1 million as compared to fourth quarter 2014 to $0.8 million and income from operations increased $0.6 million to $0.1 million.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
IFDS	$4.3	$8.8	$29.9	$19.1
BFDS	1.4	0.6	5.3	5.1
Other	0.6	0.8	7.0	5.5
	$6.3	$10.2	$42.2	$29.7

DST’s equity in earnings of unconsolidated affiliates decreased primarily from lower earnings at IFDS. The decrease in IFDS equity in earnings from fourth quarter 2014 is primarily the result of lower revenues recognized related to the ongoing client conversion activities, higher operating costs as IFDS expands its infrastructure to prepare for the addition of new clients and associated service offerings as well as negative foreign currency impacts in both the U.K. and Canada. Partially offsetting the decreased implementation revenues are organic growth at existing customers and new client processing revenues. Equity in earnings of BFDS increased from fourth quarter 2014 primarily due to a reduction in operating costs.

The multi-year implementation efforts for the previously announced wealth management platform clients of IFDS are continuing to progress and are expected to be completed in phases over the next few years. During fourth quarter 2015, IFDS migrated a portion of one of these clients’ accounts onto the wealth management platform. Additionally, during the quarter the expected level of effort required to complete the remaining projects increased based upon additional scope requirements and various other factors. IFDS continues to work with these clients on the scope and timing of the remaining development and implementation efforts which will impact the timing of the recognition of the revenues associated with these activities, as well as the level of development efforts that will be self-funded by IFDS. As the projects continue to be completed and the underlying modules are placed into production, we expect that IFDS’ earnings will be lower due to the amortization of the capitalized software costs coupled with the decline in implementation revenue.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs, and other similar items.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Operating revenues	$514.3	$516.7	$2,013.0	$2,042.0
Out-of-pocket reimbursements	209.0	189.8	812.1	707.3

Total revenues	723.3	706.5	2,825.1	2,749.3

Costs and expenses	609.9	586.3	2,397.5	2,309.4
Depreciation and amortization	31.7	33.5	122.0	131.0

Income from operations	81.7	86.7	305.6	308.9

Interest expense	(6.0)	(6.6)	(24.1)	(26.6)
Gain on sale of business	—	100.5	—	100.5
Other income, net	14.5	91.2	204.5	373.5
Equity in earnings of unconsolidated affiliates	6.3	10.2	45.8	35.4

Income before income taxes	96.5	282.0	531.8	791.7
Income taxes	28.8	26.9	173.7	198.4

Net income	67.7	255.1	358.1	593.3
Net income attributable to non-controlling interest	0.1	—	0.1	—

Net income attributable to DST Systems, Inc.	$67.8	$255.1	$358.2	$593.3

Weighted average common shares outstanding	34.5	37.9	36.0	40.0
Weighted average diluted shares outstanding	35.0	38.4	36.4	40.5

Basic earnings per share	$1.96	$6.72	$9.95	$14.82
Diluted earnings per share	$1.94	$6.65	$9.83	$14.66

Cash dividends per share of common stock	$0.30	$0.30	$1.20	$1.20

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended December 31, 2015
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$264.8	$98.4	$150.3	$0.8	$—	$514.3
Intersegment operating revenues	17.0	—	8.5	—	(25.5)	—
Out-of-pocket reimbursements	21.3	2.3	188.4	—	(3.0)	209.0
Total revenues	303.1	100.7	347.2	0.8	(28.5)	723.3
Costs and expenses	232.7	83.7	322.3	(0.3)	(28.5)	609.9
Depreciation and amortization	20.3	4.6	6.5	0.3	—	31.7
Income from operations	$50.1	$12.4	$18.4	$0.8	$—	$81.7

Capital expenditures	$13.0	$0.6	$4.4	$0.2	$—	$18.2

	Three Months Ended December 31, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$266.5	$101.8	$147.7	$0.7	$—	$516.7
Intersegment operating revenues	15.3	—	7.0	—	(22.3)	—
Out-of-pocket reimbursements	16.1	1.9	175.0	0.1	(3.3)	189.8
Total revenues	297.9	103.7	329.7	0.8	(25.6)	706.5
Costs and expenses	224.4	75.6	310.3	1.6	(25.6)	586.3
Depreciation and amortization	18.4	5.1	9.8	0.2	—	33.5
Income (loss) from operations	$55.1	$23.0	$9.6	$(1.0)	$—	$86.7

Capital expenditures	$24.7	$2.6	$9.6	$—	$—	$36.9

	Year Ended December 31, 2015
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$1,034.0	$376.4	$599.5	$3.1	$—	$2,013.0
Intersegment operating revenues	58.7	—	27.5	—	(86.2)	—
Out-of-pocket reimbursements	70.4	8.2	746.5	—	(13.0)	812.1
Total revenues	1,163.1	384.6	1,373.5	3.1	(99.2)	2,825.1
Costs and expenses	902.5	321.3	1,274.6	(1.7)	(99.2)	2,397.5
Depreciation and amortization	72.0	18.6	30.5	0.9	—	122.0
Income from operations	$188.6	$44.7	$68.4	$3.9	$—	$305.6

Capital expenditures	$86.6	$6.1	$21.0	$0.2	$—	$113.9

	Year Ended December 31, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$1,063.4	$382.2	$589.3	$7.1	$—	$2,042.0
Intersegment operating revenues	54.1	—	26.9	0.5	(81.5)	—
Out-of-pocket reimbursements	60.5	6.8	652.2	0.2	(12.4)	707.3
Total revenues	1,178.0	389.0	1,268.4	7.8	(93.9)	2,749.3
Costs and expenses	903.9	308.5	1,184.8	6.1	(93.9)	2,309.4
Depreciation and amortization	72.4	19.5	37.8	1.3	—	131.0
Income from operations	$201.7	$61.0	$45.8	$0.4	$—	$308.9

Capital expenditures	$76.3	$10.1	$29.1	$0.2	$—	$115.7

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$89.6	$151.7
Funds held on behalf of clients	480.2	356.2
Client funding receivable	53.2	43.4
Accounts receivable	354.9	349.6
Other assets	77.6	71.0
	1,055.5	971.9

Investments	418.5	656.6
Unconsolidated affiliates	312.5	298.7
Properties, net	321.3	403.6
Intangible assets, net	156.4	122.5
Goodwill	483.1	414.7
Other assets	65.9	74.9
Total assets	$2,813.2	$2,942.9

LIABILITIES AND EQUITY
Current liabilities
Current portion of debt	$5.6	$167.3
Client funds obligations	533.4	399.6
Accounts payable	84.9	101.8
Accrued compensation and benefits	153.2	168.0
Deferred revenues and gains	55.9	53.9
Income taxes payable	—	17.6
Other liabilities	115.7	113.7
	948.7	1,021.9

Long-term debt	556.5	385.6
Income taxes payable	73.8	80.1
Deferred income taxes	107.8	186.4
Other liabilities	65.3	32.5
Total liabilities	1,752.1	1,706.5

Total DST Systems, Inc. stockholders’ equity	1,046.0	1,236.4
Non-controlling interest	15.1	—
Total equity	1,061.1	1,236.4
Total liabilities and equity	$2,813.2	$2,942.9

Common shares outstanding	34.3	37.6

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Three Months Ended December 31,
(Unaudited - in millions, except per share amounts)

	2015
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income	Income	Earnings *	EPS
Reported GAAP results	$514.3	$81.7	$96.5	$67.7	$67.8	$1.94
Adjusted to remove:
Restructuring charges - Healthcare Services (1)	—	3.4	3.4	2.1	2.1	0.06
Advisory and other transaction costs - Financial Services (2)	—	1.2	1.2	0.7	0.7	0.02
Net gain on sale of real estate-Investments & Other (3)	—	(0.7)	(0.7)	(0.5)	(0.5)	(0.01)
Net gain on securities and other investments (4)	—	—	(12.6)	(7.7)	(7.8)	(0.23)
Income tax items (5)	—	—	—	(3.9)	(3.9)	(0.11)
Adjusted Non-GAAP results	$514.3	$85.6	$87.8	$58.4	$58.4	$1.67

	2014
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income	Income	Earnings *	EPS
Reported GAAP results	$516.7	$86.7	$282.0	$255.1	$255.1	$6.65
Adjusted to remove:
Restructuring charges - Financial Services (1)	—	3.2	3.2	2.1	2.1	0.05
Restructuring charges - Customer Communications (1)	—	3.1	3.1	1.9	1.9	0.05
Charitable contributions - Investments & Other (6)	—	0.5	0.4	0.2	0.2	0.01
Net gain on sale of business (7)	—	—	(100.5)	(107.2)	(107.2)	(2.80)
Net gain on securities and other investments (4)	—	—	(88.7)	(54.9)	(54.9)	(1.43)
Income tax items (5)	—	—	—	(30.8)	(30.8)	(0.80)
Adjusted Non-GAAP results	$516.7	$93.5	$99.5	$66.4	$66.4	$1.73

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

* DST Earnings has been defined as “Net income attributable to DST Systems, Inc.”

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Year Ended December 31,
(Unaudited - in millions, except per share amounts)

	2015
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income	Income	Earnings *	EPS
Reported GAAP results	$2,013.0	$305.6	$531.8	$358.1	$358.2	$9.83
Adjusted to remove:
Restructuring charges - Healthcare Services (1)	—	3.4	3.4	2.1	2.1	0.06
Advisory and other transaction costs - Financial Services (2)	—	1.2	1.2	0.7	0.7	0.02
Net gain on sale of real estate-Investments & Other (3)	—	(3.7)	(3.7)	(2.3)	(2.3)	(0.06)
Net gain on securities and other investments (4)	—	—	(199.3)	(124.2)	(124.3)	(3.42)
Net gain from unconsolidated affiliates (8)	—	—	(3.6)	(2.3)	(2.3)	(0.06)
Income tax items (5)	—	—	—	(15.8)	(15.8)	(0.43)
Adjusted Non-GAAP results	$2,013.0	$306.5	$329.8	$216.3	$216.3	$5.94

	2014
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income	Income	Earnings *	EPS
Reported GAAP results	$2,042.0	$308.9	$791.7	$593.3	$593.3	$14.66
Adjusted to remove:
Restructuring charges - Financial Services (1)	—	13.0	13.0	8.2	8.2	0.20
Restructuring charges - Customer Communications (1)	—	4.2	4.2	2.6	2.6	0.06
Advisory and other transaction costs - Financial Services (2)	—	5.6	5.6	3.5	3.5	0.09
Loss accrual reversal - Healthcare Services (9)	—	(4.0)	(4.0)	(4.7)	(4.7)	(0.12)
Charitable contributions - Investments & Other (6)	—	0.5	0.4	0.2	0.2	0.01
Gain on contract to repurchase common stock (10)	—	—	(18.1)	(18.1)	(18.1)	(0.45)
Net gain on sale of business (7)	—	—	(100.5)	(107.2)	(107.2)	(2.64)
Net gain on securities and other investments (4)	—	—	(343.5)	(212.7)	(212.7)	(5.26)
Net gain from unconsolidated affiliates (8)	—	—	(5.7)	(3.6)	(3.6)	(0.09)
Income tax items (5)	—	—	—	(36.9)	(36.9)	(0.91)
Adjusted Non-GAAP results	$2,042.0	$328.2	$343.1	$224.6	$224.6	$5.55

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

* DST Earnings has been defined as “Net income attributable to DST Systems, Inc.”

Descriptions of Non-GAAP Adjustments

(1)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(2)
Advisory and other transaction costs incurred in connection with business acquisitions and other significant transactions are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(3)	The gain on sale of real estate is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(4)
Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(5)
Income tax items relate to benefits realized or expense recognized from certain discrete or unusual items, primarily the release of particular uncertain tax positions when settled, effectively settled or otherwise remeasured during the period. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(6) The expenses for the Company’s charitable contribution of marketable securities recorded within Costs and expenses was partially offset by a gain on the disposition of the donated securities, which was recorded within Other income.

(7)
DST recorded a gain on the sale of the Global Solutions business in the fourth quarter 2014, net of transaction-related costs. Due to the recognition of U.K. tax basis differences, the application of certain U.K. tax provisions, and the reversal of liabilities previously established for uncertain tax positions, the tax on the gain differs from our expected statutory tax rates.

(8)
The net gain from unconsolidated affiliates, resulting from the affiliate’s sale of real estate assets and DST’s sale of unconsolidated affiliates, are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

(9)
Contingent loss accruals are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item. A regulatory inquiry was resolved during third quarter 2014 for $2.0 million resulting in the reversal of $4.0 million previously accrued in excess of the settlement amount. Upon resolution of this matter, a tax benefit was recorded in third quarter 2014 as the majority of the settlement payment was deductible for tax purposes.

(10) DST recorded a gain of $18.1 million on the contract to repurchase 2.4 million shares of DST common stock resulting from the change in stock price between the date the share repurchase price became fixed and the settlement date. This gain was recorded in the Condensed Consolidated Statement of Income within the Other income, net line item. There is no income tax expense associated with this income as the gain is related to the repurchase of the Company’s own stock.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	December 31, 2015	December 31, 2014
U.S. shareowner accounts processed:
Registered accounts - non tax-advantaged	27.0	29.6
IRA mutual fund accounts	21.8	22.3
Other retirement accounts	8.2	8.1
Section 529 and Educational IRAs	8.4	8.8
Registered accounts - tax-advantaged	38.4	39.2
Total registered accounts	65.4	68.8
Subaccounts	31.3	28.6
Total U.S. mutual fund shareowner accounts	96.7	97.4

International shareowner accounts processed:
IFDS U.K.	8.8	11.3
IFDS L.P. (Canada)	13.3	12.5

Defined contribution participant accounts	7.0	7.2

ALPS (in billions of U.S. dollars):
Assets Under Management	$14.7	$15.3
Assets Under Administration	$140.4	$176.9

Automatic Work Distributor workstations (in thousands)	211.4	212.5

DST Health Solutions covered lives	26.0	24.2

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Argus pharmacy paid claims	128.5	126.9	494.4	486.6

Customer Communications images produced:
North America	2,469.5	2,359.7	10,038.2	8,713.2
United Kingdom	473.2	534.5	1,938.9	2,125.1
Total	2,942.7	2,894.2	11,977.1	10,838.3

Customer Communications packages mailed:
North America	509.7	503.4	2,062.6	1,888.9
United Kingdom	221.5	219.9	851.7	836.7
Total	731.2	723.3	2,914.3	2,725.6

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Changes in registered accounts:
Beginning balance	66.5	69.4	68.8	71.2
Subaccounting conversions to DST platforms	(0.5)	(0.2)	(1.8)	(0.6)
Subaccounting conversions to non-DST platforms	(0.4)	(0.2)	(1.1)	(1.9)
Conversions to non-DST platforms	—	(0.3)	(0.3)	(1.0)
Organic growth (decline)	(0.2)	0.1	(0.2)	1.1
Ending balance	65.4	68.8	65.4	68.8

Changes in subaccounts:
Beginning balance	30.3	28.4	28.6	25.7
Conversions from non-DST registered platforms	0.7	—	1.1	0.7
Conversions from DST’s registered accounts	0.5	0.2	1.8	0.6
Organic growth (decline)	(0.2)	—	(0.2)	1.6
Ending balance	31.3	28.6	31.3	28.6

Defined contribution participant accounts:
Beginning balance	6.7	6.9	7.2	6.9
New client conversions	0.1	—	0.1	0.3
Organic growth (decline)	0.2	0.3	(0.3)	—
Ending balance	7.0	7.2	7.0	7.2

About DST
DST Systems, Inc. is a leading provider of sophisticated information processing and servicing solutions to companies around the world. Through its global enterprise, DST delivers strategically unified transactions and business processing, data management, and customer communications solutions to the asset management, brokerage, retirement, and healthcare markets. Headquartered in Kansas City, MO., DST is a publicly-traded company on the New York Stock Exchange. For more information, visit www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503